Exhibit 8.1

WNS (HOLDINGS) LIMITED

LIST OF SUBSIDIARIES

S/No.	Name of Subsidiary	Place of Incorporation

1.	WNS Global Services Netherlands Cooperatief U.A.	The Netherlands

2.	WNS North America, Inc.	Delaware, USA

3.	WNS Global Services (UK) Limited	United Kingdom

4.	WNS (Mauritius) Limited	Mauritius

5.	WNS Global Services (Romania) S.R.L.	Romania

6.	WNS Global Services Philippines, Inc.	Philippines

7.	WNS Business Consulting Services Private Limited	India

8.	WNS Assistance Limited	United Kingdom

9.	Accidents Happen Assistance Limited	United Kingdom

10.	WNS Global Services Inc.	Delaware, USA

11.	Business Applications Associates Beijing Limited	China

12.	WNS Capital Investment Limited	Mauritius

13.	WNS Global Services (Private) Limited	Sri Lanka

14.	WNS Customer Solutions (Singapore) Private Limited	Singapore

15.	WNS Global Services Private Limited	India

16.	WNS BPO Services Costa Rica, S.R.L.	Costa Rica

17.	WNS Global Services (Australia) Pty Ltd	Australia

18.	WNS Mauritius Limited ME (Branch)	Dubai Airport Free Zone

19.	WNS Cares Foundation(1)	India

20.	WNS Global Services (UK) Limited (Spółka Z Ograniczoną Odpowiedzialnością) Oddział W Polsce, Gdansk (Branch)	Poland

21.	WNS Global Services SA (Pty) Limited	South Africa

22.	Business Applications Associates Beijing Limited Guangzhou Branch (Branch)	China

23.	WNS Global Services (Dalian) Co. Ltd.	China

24.	WNS Global Services Private Limited (Singapore Branch)	Singapore

25.	WNS Legal Assistance LLP	United Kingdom

26	WNS Assistance (Legal) Limited	United Kingdom

27	WNS Global Services (UK) Limited London Bucharest Branch	Romania

28	WNS Global Services (UK) Limited (France Branch)	France

29	Denali Sourcing Services Inc.(2)	Delaware, USA

30	WNS Global Services Netherlands Cooperatief U.A. Merkezi Hollanda Istanbul Merkez Subesi(3)	Turkey

31	MTS HealthHelp Inc.(4)	Delaware, USA

32	HealthHelp Holdings LLC(4)	Delaware, USA

33	HealthHelp LLC(4)	Delaware, USA

34	Value Edge Research Services Private Limited(5)	India

35	Value Edge AG(5)	Switzerland

36	Value Edge Inc.(5)	Delaware, USA

37	VE Value Edge Gmbh(5)	Germany

38	WNS Global Services (Dalian) Co. Ltd. Shanghai Branch(6)	China

39	Ucademy (Pty) Ltd.(7)	South Africa

40	The WNS B-BBEE Staff Share Trust(8)	South Africa

41	WNS Global Services Netherlands Cooperatief U.A. Ireland Branch(9)	Ireland

Notes

1	WNS Cares Foundation is a not-for-profit organization registered under formerly Section 25 of the Indian Companies Act, 1956 (which has become Section 8 of the Indian Companies Act, 2013), formed for the purpose of promoting corporate social responsibilities.

2	We acquired Denali Sourcing Services Inc. in January 2017.

3	WNS Global Services Netherlands Cooperatief U.A. Merkezi Hollanda Istanbul Merkez Subesi (Turkey Branch) was formed on December 30, 2016 and is a branch of WNS Global Services Netherlands Cooperatief U.A.

4	We acquired MTS HealthHelp Inc. and its subsidiaries (HealthHelp Holdings LLC and HealthHelp LLC) in March 2017.

5	We acquired Value Edge Research Services Private Limited and its wholly owned subsidiaries, Value Edge Inc, Value Edge AG and, VE Value Edge GmbH in June 2016.

6	WNS Global Services (Dalian) Co. Ltd Shanghai Branch was formed in March 2017 and is a branch of WNS Global Services (Dalian) Co. Ltd.

7	Ucademy (Pty) Limited, a wholly owned subsidiary of WNS Global Services SA (Pty) Limited, was incorporated on June 20, 2016.

8	The WNS B-BBEE Staff Share Trust was registered on April 26, 2017 with the principal object of creating meaningful participation of the Company’s Black employees in the growth of the company.

9	WNS Global Services Netherlands Cooperatief U.A (Ireland Branch) was formed on December 13, 2016 and is a branch of WNS Global Services Netherlands Cooperatief U.A.